**FIRST AMENDED AND RESTATED LOAN PARTICIPATION AGREEMENT**

This First Amended and Restated Loan Participation Agreement (the "Agreement") is made and entered into effective as of this 21st day of June, 2018, by and between Union Bank and Trust Company, a Nebraska banking corporation, in its own right (the "Lender") and Union Bank and Trust Company, a Nebraska banking corporation, in its capacity as trustee for National Education Loan Network, Inc., a Nevada corporation, as beneficiary (the "Participant").

**WHEREAS**, the parties hereto entered into that certain Loan Participation Agreement dated as of January 1, 2018 and the parties wish to amend and restate that agreement as set forth herein;

**WHEREAS**, Lender is engaged in a program of acquiring unsecured consumer loans originated by marketplace lenders ("Consumer Loans") to borrowers for personal or household purposes;

**WHEREAS**, Lender has engaged or will engage a servicing agent, which may be Nelnet Servicing, LLC, d/b/a/ FirstMark Services, LendingClub Corporation, Prosper Funding LLC, or any other servicing agent which may be approved by Participant from time to time (the "Servicer") to assist Lender in servicing the Consumer Loans;

**WHEREAS**, Participant, as trustee on behalf of the beneficial owner of the underlying trust, wishes to purchase from Lender a participation interest in certain Consumer Loans and Lender wishes to sell to Participant a participation interest in Consumer Loans under the terms and conditions as set forth herein.

**NOW, THEREFORE**, in consideration of the premises and the mutual covenants herein contained, Participant and Lender do hereby agree as follows:

1. Sale of Participation Interests in Consumer Loans.

A. Except as found in Section 1 (C) to this Agreement, Participant shall purchase from Lender and Lender shall sell, transfer and convey to Participant an undivided 100% participation interest in and to such Consumer Loans which are in compliance with the representations and warranties given by Lender in this Agreement, with an aggregate unpaid principal balance of up to an amount as may be mutually agreed upon by the parties from time to time. Lender may hold such Consumer Loans for periods of time prior to sale of participation interests therein from time to time as the parties may mutually agree from time to time. Lender shall make available to Participant information from time to time as Participant may reasonably request in order to enable Participant to make credit decisions with respect to Consumer Loans. Lender shall make such transfer and shall keep its interest in the Consumer Loans free and clear of all security interests, liens or encumbrances of any nature whatsoever, provided, however, the Participant acknowledges that Lender holds legal title to the underlying promissory note evidencing the Consumer Loan. The purchase price for such participation interests shall be the amount equal to 100% of outstanding principal balance plus 100% of accrued and unpaid interest on the Consumer Loan being participated. The purchase price shall be paid in immediately

available funds. The commitment on the part of Participant to purchase participation interests in Consumer Loans pursuant to this Agreement up to the amount set forth above shall continue for a period of 360 days from the date first set forth above, and shall renew for successive 360 day terms thereafter unless either party gives written notice to the other of an intent to not renew at least ninety (90) days prior to the end of the then current commitment period. Upon termination of this Agreement, the Lender shall transfer the Lender's interest in the participation interests to the Participant or its designee.

B. The participation interest purchased hereunder is a participation in the specific Consumer Loans identified in the Participation Certificate(s) issued by Lender to Participant, and is not a participation interest in an unidentifiable pool of loans. The sale and purchase of the loan participations under this Agreement shall be without recourse of any nature whatsoever against Lender. Lender and Participant acknowledge and agree that this Agreement results in a pro rata sharing of credit risk proportionate to the respective interests of Lender and Participant in the Consumer Loans, both before and after any default with respect to the Consumer Loans.

C. Participant will not purchase from Lender and Lender will not sell, transfer or convey to Participant any of the Consumer Loans listed in this Section 1(c) of the Agreement.

(1) Consumer Loans acquired from Prosper Funding LLC with a Prosper Rating of "AA" and with a Debt-to-Income Ratio below 50%, as these terms are defined in the Amended and Restated Loan Purchase Agreement by and between Prosper Funding LLC and Union Bank and Trust Company.

2. Participation Certificates. The Consumer Loans are evidenced by promissory notes. Lender makes no representations or warranties with respect to the Consumer Loans or any documentation evidencing such Consumer Loans except as expressly stated in Section 5(a) hereof. Lender shall give written notice to Participant of any modification in Lender's standard Consumer Loan documentation, and Lender shall not implement any such modification until thirty (30) days following such notice. The originals of such promissory notes shall be kept in the physical custody and possession of the Servicer for purposes of servicing. On the date of the first sale of a participation interest with respect to a portfolio of Consumer Loans, or thereafter as mutually agreed to by the parties, Lender shall execute and deliver (or shall cause to be executed and delivered) to Participant a master participation certificate substantially in the form marked as Exhibit "A," attached hereto and incorporated herein by this reference, evidencing a participating equitable ownership interest in the Consumer Loans in that particular portfolio. Lender shall attach or cause to be attached to the executed original of Exhibit "A" a schedule of the Consumer Loans identifying such loans comprising the portfolio.

3. Decisions Concerning the Consumer Loans. After purchase of the participation interest pursuant to this Agreement, all actions and decisions concerning the Consumer Loans, including without limitation the day-to-day administration and servicing of the Consumer Loans, shall be made by Participant and Lender according to their respective percentages of ownership of each Consumer Loan and such decisions shall be binding on Lender and Participant. Servicing of the Consumer Loans shall be performed by the Servicer on behalf of Lender and Participant, and

Lender shall pay to the Servicer all costs of servicing the Consumer Loans during the term of this Agreement. All servicing reports generated by the Servicer with respect to the Consumer Loans shall be available to Participant, and 100% of all payments received by Lender or the Servicer with respect to the Consumer Loans shall be forwarded promptly to Participant or its designee, less the servicing fee payable to the Servicer as set forth in Section 4(a) hereof. Lender shall permit reasonable access from time to time upon request of Participant, or any of the beneficiaries of the trusts on behalf of which Participant acts, to access and review information and loan files and appropriate credit and other information to enable decisions on credit to be made. Participant acknowledges that it and the beneficiaries on behalf of which it acts have made their own credit analysis and do not rely on the Lender for any such credit analysis.

4. Payments and Accounting to Participant; Records.

A. Lender, through the Servicer, shall account and deliver promptly (approximately once every thirty days) to Participant that portion of income from the Consumer Loans which is equal to 100% of the payments of interest and other income from the Consumer Loans and principal payments, less the fees charged by the Servicer with respect to servicing the Consumer Loans. Participant shall have a right to an accounting of all funds received by Lender in connection with the Consumer Loans.

B. Lender, through its agent, the Servicer, will maintain customary books and records relating to the Consumer Loans, which shall be made available to Participant at all reasonable times for the purpose of inspection, and copies of any of Lender's records relating to the Consumer Loans shall be furnished to Participant at Participant's request.

C. To the extent not already available to Participant, Lender, through the Servicer, shall provide to Participant, promptly after Lender receives or obtains any information in Lender's possession as to the accrual status of, and principal and interest payments with respect to, the Consumer Loans, together with any information as to default of borrowers on such Consumer Loans.

5. Representations and Warranties.

A. Lender makes no representations or warranties, whether expressed or implied, to Participant, as to the collectability of the Consumer Loans or the continued solvency of the borrowers on Consumer Loans. Lender does represent and warrant to Participant as follows:

(1) This Agreement has been duly authorized, executed and delivered by Lender and constitutes a legal, valid and binding obligation.

(2) The Agreement was made in compliance with all applicable local, State and federal laws, rules and regulations.

(3) Lender has and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by the Agreement, the execution and delivery of the Agreement, the

consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of the Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of Lender or any agreement or instrument to which Lender is a party to or bound by any agreement or instrument or a default thereunder. Lender is not a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Lender enforceable against it in accordance with its terms, and no consent, approval or authorization of any government or governmental body is required in connection with the consummation of the transactions herein contemplated.

(4) Lender is duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to own its assets and carry on its business as now being conducted.

(5) At the time of origination, each Consumer Loan was made by a financial institution as approved by Participant from time to time, including but not limited to WebBank.

(6) Each Consumer Loan has been duly executed and delivered and constitutes the legal, valid and binding obligations of the maker thereof, enforceable in accordance with its terms.

(7) No Consumer Loan participated hereunder is subject to any security interest, lien or other encumbrance of any nature whatsoever.

B. Participant represents and warrants to Lender as follows:

(1) This Agreement has been duly authorized, executed and delivered by Participant and constitutes a legal, valid and binding obligation.

(2) The Agreement was made in compliance with all applicable local, State and federal laws, rules and regulations.

(3) Participant has and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by the Agreement, the execution and delivery of the Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of the Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of Participant or any agreement or instrument to which

Participant is a party to or bound by any agreement or instrument or a default thereunder. Participation is not a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Participant enforceable against it in accordance with its terms, and no consent, approval or authorization of any government or governmental body is required in connection with the consummation of the transactions herein contemplated.

(4) Participant is duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has the power and authority to own its assets and carry on its business as now being conducted.

(5) The authorized officer executing this Agreement on behalf of Participant hereby certifies that Participant has approved purchase of a 100% participation interest in the Consumer Loans as identified in the participation certificate, and is relying upon the maker of the respective Consumer Loans to repay the same.

6. Term. The term of this Agreement shall continue until the Consumer Loans participated hereunder are paid in full or as the parties may otherwise mutually agree.

7. Miscellaneous Provisions.

A. Neither this Agreement nor any term hereof may be changed, waived, discharged, modified or terminated orally, unless by an instrument in writing signed by both of the parties hereto. This Agreement may be terminated by either party hereto upon thirty (30) days prior written notice sent to the other party. This Agreement may be terminated by either party immediately upon such party's deeming that it is required to do so by any regulatory authority or applicable law.

B. The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

C. All of the terms, covenants and conditions herein contained shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

D. Notices under this Agreement shall be in writing unless otherwise permitted hereby, and if in writing, may be personally delivered or sent by United States mail, sufficient postage prepaid, or by telecopy or facsimile, to the respective parties at the following addresses:

Participant:

Union Bank and Trust Company, as Trustee

6801 South 27th Street
Lincoln, Nebraska 68512
Attention: Jon Gross
Telephone: 402/ 323-8411

Lender:

Union Bank and Trust Company
Attn: Jeff Jewell
4243 Pioneer Woods Dr.
Lincoln, NE 68506
Telephone: 402/ 323-1619

E. This Agreement shall not be construed to create a partnership or joint venture between Lender and Participant. The transaction evidenced by this Agreement is a loan participation transaction, and advances made by Participant to Lender from time to time for Participant's purchase of participation interests shall not constitute loans to Lender. Participant's interest in the Consumer Loans is an ownership interest, not a security interest.

F. If any one or more of the covenants or agreements or portion thereof provided in this Agreement on the part of Participant or Lender to be performed should be determined by a court of competent jurisdiction to be contrary to law, then such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severable from the remaining covenants and agreements provided in this Agreement and the invalidity thereof shall in no way affect the validity of the other provisions of this Agreement hereunder and under any applicable provisions of law.

G. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nebraska.

Executed as of the day and year first above written.

Union Bank and Trust Company, as trustee for National Education Loan Network Inc., as Beneficiary, Participant

By: ____________________
Title: SVP

Union Bank and Trust Company, Lender

By: ____________________
Title: SVP & CFO